Exhibit 99.2

PINNACLE ENTERTAINMENT ANNOUNCES PRICING OF $325 MILLION IN AGGREGATE AMOUNT OF 7.75% SENIOR SUBORDINATED NOTES DUE 2022

LAS VEGAS, March 5, 2012 – Pinnacle Entertainment, Inc. (NYSE: PNK) announced today that it has priced a public offering of $325 million aggregate principal amount of senior subordinated notes due 2022. The notes will be issued at a price equal to par. The closing of the note offering is conditioned on the prior or simultaneous closing of the term loan offering announced by the Company today.

The Company intends to use the net proceeds of this offering and the term loan to redeem our 7.5% senior subordinated notes due 2015 at a redemption price equal to 103.750% of par, plus accrued and unpaid interest. We intend to send a 15-day conditional redemption notice to the holders of such notes and terminate the tender offer for such notes. The redemption is conditioned upon the closing and receipt of sufficient net proceeds from the offering and term loan to redeem the notes. The Company intends to use a portion of the net proceeds of the term loan to repay all revolving credit borrowings outstanding under its credit facility. The Company expects to redraw revolver borrowings to fund its development projects as construction proceeds. The Company also expects to use the remaining net proceeds from the offering, if any, for general corporate purposes, including funding its development projects such as L’Auberge Baton Rouge.

A registration statement on Form S-3, File No. 333-179890, relating to the notes has been filed with the Securities and Exchange Commission and became effective upon filing. J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., and UBS Securities LLC acted as joint book running managers for the offering and Capital One Southcoast, Inc. and Wells Fargo Securities, LLC acted as co-managers for the offering.

To obtain a copy of a prospectus for this offering, please contact J.P. Morgan Securities LLC, 383 Madison Avenue, 3rd Floor, New York, NY, 10179, Attention: Syndicate Desk, 800-245-8812.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the new notes nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release also shall not constitute a notice of redemption of the Company’s 7.5% senior subordinated notes due 2015, and any redemption will be done in accordance with the terms of the indenture governing such notes.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements, including statements concerning the proposed offering of the notes and the anticipated use of the net proceeds from such offering. Although the

Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2012 and other filings made by the Company with the Commission. All forward-looking statements are expressly qualified in their entirety by such factors.

About Pinnacle Entertainment

Pinnacle Entertainment, Inc. owns and operates seven casinos, located in Louisiana, Missouri, Indiana and Nevada, and a racetrack in Ohio. Pinnacle is also developing L’Auberge Casino & Hotel Baton Rouge. Pinnacle also owns a 26% equity stake in Asian Coast Development (Canada) Ltd., an international development and real estate company currently developing Vietnam’s first large-scale integrated casino-resort. For more information about Pinnacle Entertainment, please visit www.pnkinc.com.

CONTACT:

Investor Relations	Media Relations
Vincent Zahn	Ginny Shanks
VP, Finance and Investor Relations	EVP, Chief Marketing Officer
702/541-7777 or investors@pnkmail.com	702/541-7777 or gshanks@pnkmail.com